Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 1, 2021, in Amendment No. 1 to the Registration Statement on Form S-4 and the related prospectus of Pine Technology Acquisition Corp., with respect to the consolidated financial statements of The Tomorrow Companies Inc.

February 1, 2022	/s/ Kost Forer Gabbay & Kasierer

Tel-Aviv, Israel	A Member of Ernst & Young Global